Media Contact: Greg Berardi 415-239-7826 greg@bluemarlinpartners.com	Investor Contact: Dan Rumsey, General Counsel and Acting CFO 408-866-3666 dan.rumsey@p-com.com

P-COM RESTRUCTURES ITALIAN OPERATIONS
TRANSACTION LOWERS COSTS, IMPROVES LIQUIDTY
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CAMPBELL, CA (June 15, 2004) – P-Com, Inc. (OTCBB:PCOM), a worldwide provider of wireless telecom products and services, today announced a restructuring of its Italian operations conducted by P-Com Italia, S.p.A. that will result in significant cost savings and improved liquidity.

Under the restructuring plan, P-Com Italia will focus on research and development, and the manufacturing of specific component parts, while outsourcing certain repair operations to NORT S.r.L, an Italian third-party contract manufacturer staffed by former employees of P-Com Italia.

The restructuring involved the sale of P-Com Italia’s 36,000 square foot facility in Tortona, Italy and a reduction in workforce of approximately ten employees who were rehired by NORT. P-Com received approximately $732,000 from the sale of the facility, and its operating expenses are expected to decrease by approximately $500,000 annually.

“The restructuring of P-Com Italia is an important strategic move for P-Com that enables us to focus on our core products, lower operating expenses, and provides for greater liquidity by re-deploying under-utilized assets,” said P-Com President and CEO Sam Smookler. “This transaction is part of our ongoing program to strengthen our balance sheet, improve our competitiveness and position P-Com for long-term growth.”

NORT’s CEO Giorgio Pertusati said: “We are extremely pleased to broaden our relationship with P-Com. This transaction, which reflects NORT’s ability to deliver world-class outsourcing services, allows P-Com to focus on its broader business objectives, while maintaining the highest quality standards in its repair operations.”

Over the past two years, P-Com has executed a successful financial restructuring that eliminated a substantial portion of its debt, substantially cut operating expenses and refocused its operations. In April, P-Com reported its fourth consecutive quarter of higher sales and gross margins.

About P-Com, Inc.
P-Com, Inc. develops, manufactures, and markets point-to-point, spread spectrum and point-to-multipoint, wireless access systems to the worldwide telecommunications market. P-Com broadband wireless access systems are designed to satisfy the high-speed, integrated network requirements of Internet access associated with Business to Business and E-Commerce business processes. Cellular and personal communications service (PCS) providers utilize P-Com point-to-point systems to provide backhaul between base stations and mobile switching centers. Government, utility, and business entities use P-Com systems in public and private network applications. For more information visit www.p-com.com or call 408-866-3660.

About NORT, S.r.l.
Nuove Officine Radio Tortona (NORT S.r.l.) is an Italian company specializing in the development, manufacture, repair and maintenance of wireless link components.
With its wide range of transceivers, synthesizers and amplifiers, NORT is a leading provider of high quality components for the world’s largest wireless system manufacturers for broadcasting, telecom, rural telephony, and defense applications.
For more information visit www.nortradio.com or call +39-0131-881850.

Safe Harbor Statement

Statements in this release that are forward looking involve known and unknown risks and uncertainties, which may cause P-Com’s actual results in future periods to be materially different from any future performance that may be suggested in this conference call. Such factors may include, but are not limited to: the ability to achieve positive cash flow given the Company’s existing and anticipated operating and other costs, and current sales trends; the Company’s deteriorating cash position and its need to raise additional capital, and whether that capital is available on acceptable terms, if at all; the Company’s ability to negotiate repayment terms with many of its creditors, and settle outstanding litigation; a continued severe worldwide slowdown in the telecommunications equipment and services sector; fluctuations in customer demand, pricing and competition; reliance upon subcontractors; the ability of P-Com’s customers to finance their purchases; the timing of new technology and product introductions; and the risk of early obsolescence. Many of these risks and uncertainties are beyond P-Com’s control. Reference is made to the discussion of risk factors detailed in P-Com's filings with the Securities and Exchange Commission, including its reports on Form 10-K and 10-Q.

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